UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 8, 2010

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351 (Address of Registrant’s principal executive office and telephone number)

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets.

Visualant, Inc. (the “Company”), an emerging leader in authentication systems technology, announced that the acquisition of TransTech Systems, Inc. (“TransTech”) of Aurora, OR closed on June 8, 2010.

TransTech, founded in 1994, is a distributor of access control and authentication systems serving the security and law enforcement markets.   With recorded revenues of $10 million in 2009, TransTech has a respected national reputation for outstanding product knowledge, sales and service excellence. Their management team is lead by TransTech founder, Jim Gingo, a highly regarded industry veteran and one of the early members of the Document Security Alliance, an organization co-founded by the United States Secret Service and concerned industry representatives after the events of 9/11.  He sits on the Board of the Security Industry Association. Mr. Gingo is also joining the Visualant Board of Directors with the closing of the acquisition.

This acquisition is expected to accelerate market entry and penetration through the acquisition of well-operated and positioned distributors of security and authentication systems like TransTech, thus creating a natural distribution channel for products featuring the company’s proprietary Spectrum Pattern Matching (“SPM”) technology.

Visualant’s strategy over the next 18 to 24 months is to generate combined annual revenue in the range of $35 to $50 million, through the acquisition of other high quality companies complementary to TransTech.

The Company acquired its 100% interest in TransTech by issuing a Promissory Note (“Note”) in the amount of $2,300,000, plus interest at the rate of three and one-half percent (3.5%) per annum from the date of the Notes. The Note is secured by a security interest in the stock and assets of TransTech, and is payable over a period of three (3) years as follows:

(i)        The sum of $650,000, the amount of any accrued interest due on the Bonderson debt owed by TransTech and interest on the unpaid balance, shall be paid to Seller on the earlier of: (A) the one (1) year anniversary of the closing date; or (B) on the closing of $2,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date;

(ii)       The sum of $650,000, the amount of any accrued interest due on the Bonderson debt owed by TransTech and interest on the unpaid balance shall be paid to Seller on the earlier of: (A) the two (2) year anniversary of the closing date; or (B) on the closing of $5,000,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date; and

(iii)      The remaining balance of the Note and interest thereon shall be paid to Seller on the earlier of: (A) the three year anniversary of the closing date; or (B) on the closing of $7,500,000 or more in aggregate financing (whether debt, equity or some combination thereof) after the closing date.

In addition, the Company agreed to issue 3,000,000, 100,000 and 100,000 restricted shares of VSUL common stock to Mr. Jim Gingo, Mr. Jeff Kruse and Mr. Steve Waddle, officers of TransTech, respectively.  The parties valued the shares in this transaction $0.02 per share, the closing bid price during negotiations.

The Company entered into an Employment Agreement (“Gingo” Agreement”) with Mr. Jim Gingo, Founder and President of TransTech. The Gingo Agreement has a one year term beginning on June 8, 2010 at the annual base salary of $200,000 per year. The Gingo Agreement provides for participation in the Company’s benefit programs available to other employees (including group insurance arrangements). Also under the Gingo Agreement, Mr. Gingo is eligible for discretionary performance bonuses based upon performance criteria to be determined by the Company’s Compensation Committee based on criteria under development up to 50% of his annual salary. If Mr. Gingo’s employment is terminated without Cause (as defined in the Gingo Agreement), Mr. Gingo will be entitled to a payment equal to one year’s annual base salary paid over the next year.

The board of directors granted Mr. Kruse and Mr. Waddle options to purchase 300,000 and 200,000 shares, respectively, of the Company’s common stock. The awards were granted at the price of $0.09 per share, the bid price on the date the TransTech acquisition documents were approved. In accordance with the 2005 Stock Option Plan, the stock option grants vest quarterly over three (3) years and expire in ten (10) years.

The Agreements will be included as exhibits to Form 10-Q for the three months ended June 30, 2010. A copy of the Press Releases, dated June 9, June 10 and June 14, 2010, announcing the transaction are filed hereto as Exhibits 99.1-99.3, and are incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Officers

Appointment of new Directors

The Company announced that Mr. Jim Gingo, Founder and President of TransTech Systems, Inc. joined the Visualant Board of Directors on June 8, 2010.  Mr. Gingo will continue to serve as President of TransTech. Mr. Gingo was an early participation, and current Board member, of the Document Security Alliance, an organization co-founded by the United States Secret Service and concerned industry representatives after the events of 9/11.

The Company also announced that Mr. Paul Bonderson, Jr., Co-founder and former Vice President of Engineering and Chief Technology Officer at Brocade Communications Systems, Inc. (NASDAQ: BRCD), has joined the Visualant Board of Directors. Mr. Bonderson was an investor in TransTech.

Mr. Bonderson has more than 30 years of technical experience in the computer industry, spanning both hardware and software engineering, engineering management, and product development. Prior to co-founding Brocade, Bonderson held engineering management positions at industry leading companies including Intel Corporation and Sun Microsystems, Inc.

Since retiring from Brocade, Bonderson has been an active philanthropist.  He is a member of the Board of Trustees of the Wetlands America Trust, Inc., the organization responsible for managing the endowment and land holdings of Ducks Unlimited.  He is also a Senior Advisory Vice President and Board Member of Ducks Unlimited.  Additionally, Mr. Bonderson serves on the Advisory Committee of the School of Engineering and the Foundation Board of California Polytechnic State University, San Luis Obispo, California.

Visualant closed the acquisition of TransTech Systems on June 8, 2010 and will operate as a wholly owned subsidiary of Visualant.

(e) Mr. Gingo did not receive any compensation for their election to the Visualant Board of Directors. In addition, the Company agreed to issue 600,000 restricted shares of VSUL common stock to Mr. Paul Bonderson The parties valued the shares in this transaction two cents $(0.02) per share, the closing bid price during negotiations.

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description
99.1	Press Release of Visualant, Inc. dated June 9, 2010 announcing the closing of the acquisition of TransTech Systems, Inc.
99.2	Press Release of Visualant, Inc. dated June 10, 2010 announcing the appointment of Jim Gingo to the Visualant Board of Directors.
99.3	Press Release of Visualant, Inc. dated June 14, 2010 announcing the appointment of Paul Bonderson, Jr. to the Visualant Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

June 14, 2010

Item 9.01  Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description
99.1	Press Release of Visualant, Inc. dated June 9, 2010 announcing the closing of the acquisition of TransTech Systems, Inc.
99.2	Press Release of Visualant, Inc. dated June 10, 2010 announcing the appointment of Jim Gingo to the Visualant Board of Directors.
99.3	Press Release of Visualant, Inc. dated June 14, 2010 announcing the appointment of Paul Bonderson, Jr. to the Visualant Board of Directors.